AMENDMENT TO SHAREHOLDERS AGREEMENT


     THIS AMENDMENT (the "Amendment") TO THAT CERTAIN SHAREHOLDERS AGREEMENT, dated as of October 16, 1997 (the "Shareholders Agreement"), is made and entered into as of December 9, 1997 by Startt Acquisition, LLC, a Delaware limited liability company ("Parent"), Startt Acquisition, Inc., a New York corporation and a wholly-owned subsidiary of Parent ("Acquisition"), and the parties listed on Schedule A (the "Milstein Parties"), the parties listed on Schedule B (the "Benach Parties") and the parties listed on Schedule C (the "Aboodi Parties") (each party on Schedules A, B and C shall be referred to individually as a "Shareholder" and collectively as the "Shareholders", and each of the Milstein Parties, as a group, the Benach Parties, as a group, and the Aboodi Parties, as a group, shall be referred to as a "Group of Shareholders" or Shareholder Group").

                    WITNESSETH:

     WHEREAS, on October 16, 1997, Acquisition and Starrett Corporation, a New York corporation (the "Company"), entered into an Agreement and Plan of Merger (as such agreement may hereafter be amended, restated or renewed from time to time, the "Merger Agreement"), pursuant to which Acquisition agreed to commence a cash tender offer to purchase any and all outstanding shares of common stock, par value $1.00 per share, of the Company (the "Company Common Stock"), including all of the shares listed on the schedules hereto (the "Shares"), at a price per share of $12.25 (the "Offer Price"). Capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Merger Agreement; and

     WHEREAS, on October 16, 1997, Parent, Acquisition and the Shareholders entered into the Shareholders Agreement whereby the Shareholders agreed to tender the Shares Beneficially Owned by the Shareholders (as such terms are defined in the Shareholders Agreement); and

     WHEREAS, the Shareholders have tendered (and not withdrawn) the Shares; and

     WHEREAS, in order to benefit the Company's public shareholders and facilitate consummation of the Offer, the Merger and the financing thereof, the Shareholders desire to amend the Shareholders Agreement to provide that the Shareholders will provide to Acquisition certain funds for the consummation of the transactions contemplated by the Merger Agreement; and

     WHEREAS, the Shareholders desire to provide such funds by offsetting the amount of such funds against the Offer Price the Shareholders would otherwise receive upon consummation of the Offer.


     NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

     1. Section 2 of the Shareholders Agreement is hereby amended by adding the following subsections:

          (c) Funding by Shareholders. The Shareholders hereby agree to pay to Acquisition $2,641,413.98 or $0.8127 per share of Common Stock of the Company heretofore tendered by the Shareholders, in accordance with the provisions set forth in
Section 2(d) below.

          (d) Offset against Offer Price. The payment referred to in Section 2(c) above shall be made by an offset, on a per share basis, against the Offer Price the Shareholders would have received upon consummation of the Offer for the Shares tendered by them. The Shareholders hereby authorize Acquisition to instruct ChaseMellon Shareholder Services, as the Depositary, that the price per share disbursed to each Shareholder as payment for the shares tendered by such Shareholder shall equal the Offer Price minus $0.8127. A copy of such instruction letter is attached hereto as Exhibit A.

     2. As amended hereby, the Shareholders Agreement shall remain in full force and effect.

     3. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by hand delivery, or by mail (registered or certified mail, postage prepaid, return receipt requested) or by any courier service, such as Federal Express, providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the following addresses or the addresses set forth on the signature pages hereto:

     If to Parent or Acquisition:  Startt Acquisition, LLC
                                             and
                                   Startt Acquisition, Inc.
                                   c/o Lawrence Ruben Company
                                   600 Madison Avenue
                                   New York, New York 10022
                                   Attn:  Jonathan Mayblum

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                       copies to:  Squadron, Ellenoff, Plesent &
                                   Sheinfeld, LLP
                                   551 Fifth Avenue
                                   New York, New York 10176
                                   Attn:  Alan Katz, Esq.

               If to the Company:  Starrett Corporation
                                   909 Third Avenue
                                   New York, New York 10022
                                   Attn:  Irving R. Fischer

                       copies to:  Proskauer Rose LLP
                                   1585 Broadway
                                   New York, New York 10036
                                   Attn:  Peter Samuels, Esq.

               If to Shareholder:  At the addresses set forth on
                                   the signature pages

                       copies to:  Proskauer Rose LLP
                                   1585 Broadway
                                   New York, New York 10036
                                   Attn:  Peter Samuels, Esq.

                         and       Edwin V. Petz, Esq.
                                   Millstein Properties Corp.
                                   1271 Avenue of the Americas
                                   Suite 4200
                                   New York, New York 10020

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

     4. This Agreement shall be governed and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of law thereof.

     5. Each party hereby irrevocably submits to the exclusive jurisdiction of the Supreme Court in the State of New York in any action, suit or proceeding arising in connection with this Agreement, and agrees that any such action, suit or proceeding shall be brought only in such court (and waives any objection based on forum non conveniens or any other objection to venue therein); provided, however, that such consent to jurisdiction is solely for the purpose referred to in this Section 5 and shall not be deemed to be a general submission to the jurisdiction of said Court or in the State of New York other than for such purposes. Each party hereto hereby waives any right to a trial by jury in connection with any such action, suit or proceeding.

     6. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same Agreement. This Agreement shall not be effective as to any party hereto until such time as this Agreement or a counterpart thereof has been executed and delivered by each party hereto.

     IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed on this 9th day of December, 1997.

                              ON BEHALF OF EACH OF THE
                              MILSTEIN PARTIES
                              c/o Milstein Properties Corp.
                              1271 Avenue of the Americas
                              Suite 4200
                              New York, New York 10020
                              Attention: Edwin V. Petz, Esq.

                                 /s/ PAUL MILSTEIN
                              By:--------------------------
                                 Paul Milstein


                                 /s/ SEYMOUR MILSTEIN
                              By:--------------------------
                                 Seymour Milstein


                              ON BEHALF OF EACH OF THE
                              BENACH PARTIES
                              c/o Henry Benach
                              3110 Miro Drive North
                              Palm Beach Gardens, Florida 33410


                                 /s/ HENRY BENACH
                              By:--------------------------
                                 Henry Benach


                              OEA PARTNERS
                              c/o Alpine Capital Group
                              1285 Avenue of the Americas
                              21st Floor
                              New York, New York 10019
                              Attention:  Mr. Oded Aboodi


                                 /s/ ODED ABOODI
                              By:--------------------------
                                 Name: Oded Aboodi
                                 Title: General Partner

                              KADIMA PARTNERS
                              c/o Alpine Capital Group
                              1285 Avenue of the Americas
                              21st Floor
                              New York, New York 10019
                              Attention:  Mr. Oded Aboodi


                                 /s/ ODED ABOODI
                              By:--------------------------
                                 Name: Oded Aboodi
                                 Title: General Partner




                              /s/ ODED ABOODI
                           By:--------------------------
                              ODED ABOODI
                              Alpine Capital Group
                              1285 Avenue of the Americas
                              21st Floor
                              New York, New York 10019


                    STARTT ACQUISITION, LLC

                       /s/ JONATHAN I. MAYBLUM
                    By:--------------------------
                       Name: Jonathan I.Mayblum
                       Title: President


                    STARTT ACQUISITION, INC.

                       /s/ JONATHAN I. MAYBLUM
                    By:--------------------------
                       Name: Jonathan I. Mayblum
                       Title: President